UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 19, 2017

CABOT OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Three Memorial City Plaza
840 Gessner Road, Suite 1400
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On December 19, 2017, Cabot Oil & Gas Corporation (the “Company”) entered into a definitive agreement to sell, with an effective date of January 1, 2018, all of its assets in the Eagle Ford Shale in Texas to VOG Palo Verde LP, an affiliate of Venado Oil & Gas LLC, for $765.0 million in cash, subject to adjustments and customary terms and conditions.  The transaction is expected to close February 28, 2018, subject to customary closing conditions.  There can be no assurance as to such timing or as to the satisfaction of all conditions to the closing.

The definitive agreement contains customary representations and warranties, including representations and warranties concerning the assets and compliance with environmental and tax laws, and indemnification provisions whereby the parties have agreed to indemnify one another against certain liabilities.  During the period from signing until the closing of the transaction, the Company has agreed to operate the assets being sold within certain constraints set forth in the definitive agreement.

The foregoing description of the definitive agreement is only a summary and is qualified in its entirety by reference to the complete text of the definitive agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

Item 2.06                                           Material Impairments.

As a result of the definitive agreement entered into on December 19, 2017, discussed in Item 1.01 above, the Company concluded that its Eagle Ford Shale assets met the requirements to be classified as held for sale in its consolidated financial statements.  Accordingly, the Company expects to record an estimated non-cash, after-tax impairment in the fourth quarter of 2017 on its Eagle Ford Shale assets of approximately $270 to $280 million, based on the estimated net book value of these assets as of November 30, 2017.

Item 7.01                                           Regulation FD Disclosure.

On December 20, 2017, the Company issued a press release announcing that it had entered into the agreement described above and updating certain aspects of financial and operational guidance for 2018, taking into account the divestiture.  The press released is furnished as part of this Item 7.01 of this Form 8-K as Exhibit 99.1

The information in this Item 7.01, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing of the Company under the Securities Act or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

2.1*                        Purchase and Sale Agreement, dated as of December 19, 2017, between the Company and VOG Palo Verde LP.

99.1                        Press release dated December 20, 2017.

*Schedules and Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT OIL & GAS CORPORATION

By:	/s/ Deidre L. Shearer
Deidre L. Shearer
Vice President and Corporate Secretary

Date: December 22, 2017